EXHIBIT 10.1
                      DISTRIBUTION AND MARKETING AGREEMENT

US WEST Interprise America, Inc., a Colorado Corporation ("USW") with offices located at 1801 California Street #3400, Denver, Co 80202 and Vsource, Inc. ("Vsource") with offices located at 5740 Ralston, Suite 110, Ventura, CA 93003, ("Party" or "Parties"), hereby execute this Distribution and Marketing Agreement ("Agreement") and agree as follows:

     1. SCOPE: Vsource will provide the services and any resulting deliverables (the "Services") according to the specifications ("Specifications") which are described herein or attached hereto. USW's Affiliates and Assigns may acquire Services under the terms and conditions of this Agreement.

     2. DEFINITIONS: The terms defined in this Agreement shall have the meanings set forth below whenever they appear in the Agreement, unless the context in which they are used clearly requires a different meaning or a different definition is described for a particular provision:

          2.1 "AFFILIATES" means any entity, which directly or indirectly controls, or is controlled by, or is under common control with, USW. "Control" means (i) for corporate entities, direct or indirect ownership of fifty percent (50%) or more of the stock or shares entitled to vote for the election of the board of directors or other governing body of the entity; and (ii) for non-corporate entities, direct or indirect ownership of fifty percent (50%) or greater of the equity interest.

          2.2 "CUSTOMER(S)" means USW's Customers, either potential or existing.

          2.3 "SUPPORT MATERIALS" means all, applications, methods and other documents (in any medium) customized by or for USW that Vsource's personnel use in conjunction with the performance of Services under the Agreement. Vsource shall not use Support Materials in conjunction with the performance of Services hereunder unless USW first approves such Support Materials in writing.

          2.4 "DECISION MAKER(S)" means those persons that are eighteen (18) years of age or older and authorized to purchase products and/or Services for Customers.

          2.5 "SALES ORDER(S)" means the information describing all Work Products and/or Services that Customers have purchased during each contact with Vsource.

          2.6 "SERVICE SCHEDULE" an attachment to the Agreement specifying details of projects to be performed under the terms of the Agreement.

     3.     [Redacted.]

     4. WARRANTY: Services shall be performed in a professional manner, consistent with industry standards and the requirements of this Agreement. USW may inspect Services at any time with reasonable notice to Vsource.

     5. CONFIDENTIAL INFORMATION AND PROPERTY: Confidential Information and Property ("Confidential Information") shall mean any and all business, technical or third-Party information (including but not limited to marketing plans, financial data, specifications, drawings sketches, models, samples, computer programs, logos, or documentation) marked as confidential or proprietary and provided, disclosed or made available under this Agreement. The Parties shall restrict access to the Confidential Information to employees or agents who have a "need to know". The Parties', employees or agents, shall not disclose the Confidential Information to any third Party and shall treat the Confidential Information in the same way it treats its own Confidential Information of like kind. This provision will not apply to information which is in the public domain, is previously known to the receiving Party without obligation of confidentiality, is independently developed by the receiving Party or is obtained by the receiving Party from a third party that does not have an obligation to keep the information confidential. The Parties will not make any copies of the Confidential Information, except to facilitate the purpose for which the information is provided.


                                                                    Page 1 of 11
  CONFIDENTIAL & PROPRIETARY.  DISCLOSE & DISTRIBUTE SOLELY TO THOSE INDIVIDUALS
                            WHO HAVE A NEED TO KNOW.

     6. OWNERSHIP; INTELLECTUAL PROPERTY: Intellectual Property includes inventions, discoveries, improvements, concepts, methods, processes, ideas, information, software, and other intellectual property which is originated, developed or prepared in connection with Service(s) under this Agreement. Unless otherwise expressly provided in applicable Service Schedule(s) or other attachments, "Intellectual Property" which is originated, developed or prepared:
(1) by employees, agents or independent contractors of one Party shall belong to that Party; and/or (2) jointly by employees of both Parties shall belong jointly to both, and each Party hereby grants the other an unrestricted, non-exclusive, royalty-free, perpetual, irrevocable license to copy, use, disclose and sublicense such jointly developed Intellectual Property in connection with its business. At the request and expense of USW, Vsource will assist USW and sign all appropriate documents, during and after the term of this Agreement, to enable USW to obtain intellectual property protection for Intellectual Property. USW will, at the request and expense of Vsource, provide the same assistance to Vsource with respect to Intellectual Property. The assisting Party will not charge any fees or other charges of any kind in connection with such activities.

     7. PRIVACY: Vsource shall treat all Customer information gathered as a result of this Agreement as Confidential Information, in accordance with the provisions of Section 5 (confidential Information and Property) of this Agreement.

     8. INDEPENDENT CONTRACTOR: Each of the Parties certifies that it is engaged in an independent business and will perform its obligations under this Agreement as an independent contractor and not as the agent or employee of the other; that it has no authority to act for or bind the other; that such Party may and does work for other customers; that any persons provided by such Party shall be solely the employees or agents of that Party under its sole and exclusive direction and control. Each Party hereto is solely responsible for the hours of work, methods of performance and payment of its employees and agents. Each Party hereto is solely responsible for providing worker's compensation, unemployment, disability insurance and social security withholding for its employees and agents, and shall comply with all other federal, state and local, rules and regulations. Each Party is responsible for and shall pay all assessable federal and state income tax on amounts paid to it under this Agreement.

     9. INDEMNIFICATION: Vsource warrants and represents that the Services shall not infringe any third party patent, copyright, trademark, trade secret or other proprietary rights. Vsource shall indemnify, hold harmless and defend, USW, its officers, directors, Affiliates, agents and employees from any and all claims, demands, litigation, expenses and liabilities (including costs and attorneys'
fees) ("Liabilities") arising from or incident to breach of this warranty. Vsource shall indemnify and hold harmless USW, its parents, Affiliates, subsidiaries, owners, agents, directors and employees from and against all Liabilities arising from personal injury or property damage caused by Vsource, its agents and employees and others under its direction or control. USW shall indemnify and hold harmless Vsource, its owners, parents, affiliates, subsidiaries, agents, directors and employees from and against all Liabilities arising from personal injury or property damage caused by USW, its agents and employees and others under its direction or control.

     10. LIMITATION OF LIABILITY: Neither Party is liable to the other for consequential, incidental, indirect, punitive or special damages, including commercial loss and lost profits, however caused and regardless of legal theory or foreseeability, directly or indirectly arising under this Agreement.


                                                                    Page 2 of 11
  CONFIDENTIAL & PROPRIETARY.  DISCLOSE & DISTRIBUTE SOLELY TO THOSE INDIVIDUALS
                            WHO HAVE A NEED TO KNOW.

     11. INSURANCE: Vsource and any subcontractors shall maintain insurance as follows: (a) Commercial General Liability covering claims for bodily injury, death, personal injury or property damage with minimum limits of $1,000,000.00 each occurrence with a General Aggregate limit of $2,000,000.00; (b) Comprehensive Automobile Liability covering ownership, operation and maintenance of all owned, non-owned and hired automobiles used in connection with the performance of this Agreement, with minimum limits of $1,000,000.00 each occurrence; (c) Worker's Compensation with statutory limits as required in the state where the Services are being provided. USW shall be given thirty (30) days advance written notification of any cancellation or material change of the policy. Vsource shall forward certificate(s) of insurance to USW prior to commencement of Services and upon renewal of insurance during the term of this Agreement.

     12. SAFETY, HEALTH AND ACCIDENT REPORTS: The safety and health of the employees and agents of a Party brought on premises the premises of the other Party shall be the sole responsibility of the Party employing such employees or agents. While the employees and agents of a Party are on the premises of the other Party, the employing Party shall comply with all local, state and federal environmental, health and safety requirements, including those relating to the use and handling of hazardous materials. The employing Party shall report all accidents, injury-inducing occurrences or property damage arising from the performance of Services. The other Party may request copies of any reports filed with the employing Party's insurer or others. The employing Party's employees and agents shall comply with all plant rules and regulations while on the other Party's premises.

     13. COMPLIANCE WITH LAWS: Vsource shall, at its expense, obtain all permits and licenses, pay all fees, and comply with all federal, state and local laws, ordinances, rules, regulations and orders applicable to Vsource's performance under this Agreement.

     14. PERFORMANCE STANDARDS: Vsource agrees that the Services performed under this Agreement shall be free from defects in performance or material, shall conform to the requirements and specifications of the Agreement and attachments hereto, and shall be fit and sufficient for the purposes expressed in, or reasonably to be inferred from the Agreement and attachments hereto. Vsource agrees to perform the Services with care, skill and diligence in accordance with the applicable professional and industry standards currently recognized by Vsource's profession and industry and shall be responsible for the quality, technical accuracy, completeness and coordination of all reports, information, specifications and other items and Services furnished under this Agreement. Vsource shall comply with all applicable governmental laws, ordinances, codes and regulations in performing the Services.

If Vsource fails to meet applicable performance standards set out in this Agreement and attachments and Service Schedules, Vsource shall, at not cost to USW or Vsource's customer, correct or revise any error or deficiencies in the Services.

     15. YEAR 2000 COMPLIANCE: Vsource represents and warrants that the Services provided under this Agreement are Year 2000 Compliant and will lose no functionality on or after January 1, 2000 or with respect to the introduction of records containing dates falling on or after January 1, 2000. "Year 2000 Compliant" means that the Services will function or be usable properly in accordance with the requirements of this Agreement and will record, store, process, calculate and present calendar dates falling on and after January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner and functionality as on or before December 31, 1999. Vsource shall modify or replace any Services that are not Year 2000 Compliant. If Vsource is unable to or fails to modify or replace Services, USW shall have the right to make such modification or replacement and charge Vsource for any costs incurred.

     16. [Redacted.]


                                                                    Page 3 of 11
  CONFIDENTIAL & PROPRIETARY.  DISCLOSE & DISTRIBUTE SOLELY TO THOSE INDIVIDUALS
                            WHO HAVE A NEED TO KNOW.

     17. DISPUTE RESOLUTION: If any claim, controversy or dispute between the Parties, their agents, employees, officers, directors, or affiliates ("Dispute") cannot be settled through negotiation or mediation, it shall be resolved by arbitration conducted by a single arbitrator engaged in the practice of law, under the then current rules of the American Arbitration Association ("AAA"). The Federal Arbitration Act, 9 U.S.C. Sec. 1-16 shall govern the arbitrability of all Disputes. The arbitrator shall not have authority to award punitive damages. All expedited procedures prescribed by the AAA rules shall apply. The arbitrator's decision and award shall be final and binding and judgment may be entered in any court having jurisdiction thereof. Each Party shall bear its own costs and attorneys' fees, and shall share equally in the fees and expenses of the arbitrator. Notwithstanding the foregoing, either Party may seek injunctive relief in an appropriate court of law until such time an arbitrator is assigned. The laws of the State of California shall apply, and any arbitration shall occur in San Francisco, California.

     18. FORCE MAJEURE: Neither Party is liable to the other Party for any delay, error, failure in performance or interruption of performance resulting from causes beyond their control. The injured Party may elect to terminate this Agreement and/or any Service Schedule upon written notice.

     19. REMEDIES: Subject to the Article on Dispute Resolution contained in this Agreement and as limited by Section 10 "Limitation of Liability" herein, the remedies stated in this Agreement are cumulative and are in addition to any other rights available in law or in equity.

     20. RECORDS AND AUDITS: Vsource shall maintain complete and accurate records as appropriate in accordance with generally accepted accounting principles, for a period of twenty-four (24) months from the date of termination, cancellation or expiration of this Agreement. USW may inspect and keep copies of Vsource's records related to this Agreement upon reasonable notice.

     21. ASSIGNMENT AND DELEGATION: Neither Party shall not assign this Agreement, in whole or in part, without the prior written consent of the other, which shall not be unreasonably withheld; and any attempted assignment without such consent shall be void. Either Party may assign this Agreement through its merger or as part of the sale of substantially all of its assets to the counterparty of any such merger or acquisition.

     22. [Redacted.]

     23. NOTICES: Any notices required under this Agreement shall be sent to the addresses of the Parties stated in the first paragraph of this Agreement. Notice will be deemed given (1) as of the day they are deposited with an overnight courier, charges prepaid, return receipt requested, with a confirming telefax; or (2) as of the day of receipt if they are deposited in certified U.S. Mail, charges prepaid, return receipt requested; or (3) as of the day of receipt if they are hand delivered. Copies of any such notices shall be sent to:

          U  S WEST, Inc.                Sheppard, Mullin, Richter & Hampton LLP
          Law  Department                650  Town  Center  Drive,  4th  Floor
          1801 California Street #5100   Costa  Mesa,  CA  92626
          Denver,  CO  80202             Fax:  714-513-5130
          Fax:  303-308-9455             Attn.:  John  J.  Giovannone,  Esq


                                                                    Page 4 of 11
  CONFIDENTIAL & PROPRIETARY.  DISCLOSE & DISTRIBUTE SOLELY TO THOSE INDIVIDUALS
                            WHO HAVE A NEED TO KNOW.

     24. ADVERTISING, PUBLICITY: Neither Party shall use the other Party's names, marks, codes, drawings or Specifications in any advertising, promotional efforts or publicity of any kind without the expressed prior written permission of the other Party.

     25. WAIVERS: No waiver of any provision of this Agreement or any right or obligation of a Party shall be effective unless in writing, signed by the Parties. The failure of either Party to enforce a right shall not constitute a waiver.

     26. MODIFICATIONS OR AMENDMENTS: Modifications and amendments to this Agreement shall be in writing and signed by the Parties.

     27. NONEXCLUSIVE AGREEMENT: This Agreement is nonexclusive and USW does not make any commitment or guarantee for any minimum or maximum amount of business that it will engage in with Vsource.

     28. SEVERABILITY: Any term of this Agreement which is held to be invalid, illegal, unenforceable or void will in no way affect any other provision.

     29. SEVERAL LIABILITY: If more than one party is referred to as USW, then their obligations and liabilities shall be several, not joint.

     30. ENTIRE AGREEMENT: This Agreement and any Service Schedule constitutes the entire Agreement between the Parties for the Services to be provided. Any prior oral or written communications or agreement of the Parties with respect to the Services not expressly set forth in this Agreement or any attachment or Service Schedule or the like, are of no force or effect.

The Parties, intending to be legally bound, have caused this Agreement to be executed by their authorized representatives on the dates set forth below.


U  S  WEST  INTERPRISE  AMERICA,  INC.          VSOURCE,  INC.


                                                                    Page 5 of 11
  CONFIDENTIAL & PROPRIETARY.  DISCLOSE & DISTRIBUTE SOLELY TO THOSE INDIVIDUALS
                            WHO HAVE A NEED TO KNOW.

                          SERVICE SCHEDULE #1 ("SS#1")
                     TO DISTRIBUTION AND MARKETING AGREEMENT

This SS#1 is issued pursuant to the terms and conditions of that certain Marketing and Distribution Agreement ("Agreement"), effective April 15, 1999 ("Agreement"), by and between U S WEST Interprise America, Inc. with offices located at 1801 California Street #3400, Denver, CO 80202 ("USW") and Vsource, Inc. ("Vsource") with offices located at 5740 Ralston, Suite 110, Ventura, CA 93003.

[Redacted.]

7.     GENERAL:

     This SS#1 and the Agreement shall be read so as to complement each other. However, in the event of an irreconcilable conflict in the terms thereof, the provisions of the Agreement shall have precedence over the terms of this SS#1.


                                                                   Page 10 of 11
  CONFIDENTIAL & PROPRIETARY.  DISCLOSE & DISTRIBUTE SOLELY TO THOSE INDIVIDUALS
                            WHO HAVE A NEED TO KNOW.

The Parties intending to be legally bound have caused this SS#1 to Agreement to be executed by their duly authorized representatives.

U  S  WEST  INTERPRISE  AMERICA,  INC.            VSOURCE,  INC.


                                                                   Page 11 of 11
  CONFIDENTIAL & PROPRIETARY.  DISCLOSE & DISTRIBUTE SOLELY TO THOSE INDIVIDUALS
                            WHO HAVE A NEED TO KNOW.